SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2004

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-30517	56-2179531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4500 Cameron Valley Parkway, Suite 150, Charlotte, NC 28211

(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 225-8444

2593 West Roosevelt Blvd., Monroe, NC 28111

(Former address of principal executive offices)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On January 27, 2004, American Community Bancshares, Inc. (the “Registrant”) announced financial results for the year ended December 31, 2003, reporting pre-tax income of $2,195,000, after-tax income of $1,388,000 and earnings per common share of $0.48 (diluted). A copy of the earnings press release (the “Press Release”) announcing the Registrant’s financial results for the year ended December 31, 2003 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.

The Registrant also declared a cash dividend of $.10 per share. The dividend is payable on February 20, 2004 to shareholders of record on February 6, 2004

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated January 27, 2004 with respect to the Registrant’s financial results for the year ended December 31, 2003

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 27, 2004, the Registrant announced financial results for the year ended December 31, 2003, reporting pre-tax income of $2,195,000, after-tax income of $1,388,000 and earnings per common share of $0.48 (diluted). A copy of the Press Release announcing the Registrant’s financial results for the year ended December 31, 2003 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 12.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton

Randy P. Helton President and CEO

Dated: January 30, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Earnings Press Release dated January 27, 2004